                            FORM  8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


                Date of Report:  October 1, 1995
                                 ---------------

                 HOUSEHOLD FINANCE CORPORATION
                 -----------------------------
            (Exact name of registrant as specified in its charter)


Delaware               1-75                    36-1239445
---------------------------------------------------------
(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)

2700 Sanders Road, Prospect Heights, Illinois         60070
-----------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code 708/564-5000
                                                   ------------

Item 5.    Other Events

           Effective October 1, 1995, Household Group, Inc. ("HGI"), a wholly-owned subsidiary of Household Finance Corporation ("HFC"), sold for cash and stock all the capital stock of its wholly-owned subsidiary, Alexander Hamilton Life Insurance Company of America ("AHLIC") to Jefferson-Pilot Corporation ("JP"). Prior to the closing of this transaction, HGI removed from AHLIC and retained all business, related assets and liabilities pertaining to AHLIC's credit life, accident and health, periodic payment and corporate-owned life insurance products so that effectively only the individual life and annuity product lines ("Transferred Business") were transferred to JP pursuant to this transaction. At September 30, 1995, assets related to the Transferred Business totaled approximately $6 billion and consisted primarily of investment securities. The purchase price for the Transferred Business is $575 million plus the net earnings of AHLIC from January 1, 1995 to the closing date, subject to a limitation on such earnings as to the attainment of a minimum statutory net worth by AHLIC as agreed to by the parties.

Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits

           (a)    Financial statements of business acquired.

                  Not applicable.

           (b)    Pro forma financial information.

                  Unaudited pro forma consolidated statement of income of Household Finance Corporation and Subsidiaries for the nine months ended September 30, 1995 and the unaudited pro forma consolidated balance sheet as of September 30, 1995 for Household Finance Corporation and Subsidiaries giving effect to the pro forma adjustments related to the sale of Alexander Hamilton Life Insurance of America as described in Item 5 hereof. The unaudited pro forma consolidated statement of income of Household Finance Corporation and Subsidiaries for the year ended December 31, 1994 was included in the Current Report on Form 8-K dated August 9, 1995.

The following tables present the historical unaudited consolidated statement of income for Household Finance Corporation and Subsidiaries ("HFC") for the nine months ended September 30, 1995 and the historical unaudited consolidated balance sheet for HFC as of September 30, 1995 and the unaudited pro forma consolidated statement of income for the nine months ended September 30, 1995 and the unaudited pro forma consolidated balance sheet as of September 30, 1995 for HFC giving effect to the pro forma adjustments related to the sale of the individual life and annuity product lines of Alexander Hamilton Life Insurance Company of America ("AHLIC") as described herein. The pro forma consolidated statement of income for the nine months ended September 30, 1995 was prepared assuming the sale of the selected product lines of AHLIC took place on January 1, 1995. The pro forma adjustments for the pro forma consolidated balance sheet as of September 30, 1995 assume that the sale of the product lines of AHLIC occurred on September 30, 1995. HFC does not anticipate that the sale of the Transferred Business will have a significant effect on results of operations. HFC does not expect to incur material charges or credits as a result of the sale of the product lines of AHLIC on an ongoing basis and has not reflected such in the pro forma consolidated financial statements below.

For purposes of preparing the pro forma financial statements, HFC has assumed the cash proceeds from the sale of the product lines of AHLIC have been used to decrease senior and senior subordinated debt. The pro forma consolidated financial statements presented below do not purport to represent what the results of operations or financial position would have been had the pro forma adjustments occurred on the dates referred to above or to be indicative of the future results of operations or financial position of HFC. The pro forma adjustments are based on available information and certain assumptions that HFC believes are reasonable.

Household Finance Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Statements of Income
Nine Months Ended September 30, 1995
In millions.

--------------------------------------------------------------------------------------------
                                 Historical                                        Household
                                  Household                                          Finance
                                    Finance       Pro Forma           Other      Corporation
                                Corporation     Adjustments     Adjustments        Pro Forma
--------------------------------------------------------------------------------------------
Finance income                     $1,280.1                                         $1,280.1
Interest income from noninsurance
  investment securities                28.7                          $  2.8  <F1>       31.5
Interest expense                      610.7                           (24.8) <F2>      585.9
--------------------------------------------------------------------------------------------
Net interest margin                   698.1                            27.6            725.7
Provision for credit losses on
  owned receivables                   386.5                                            386.5
--------------------------------------------------------------------------------------------
Net interest margin after provision
  for credit losses                   311.6                            27.6            339.2
--------------------------------------------------------------------------------------------
Securitization income                 298.6                                            298.6
Insurance premiums and contract
  revenues                            210.9         $ (93.0) <F3>                      117.9
Investment income                     414.0          (299.5) <F3>                      114.5
Fee income                             84.3                                             84.3
Other income                           92.2                                             92.2
--------------------------------------------------------------------------------------------
Total other revenues                1,100.0          (392.5)                           707.5
--------------------------------------------------------------------------------------------
Salaries and fringe benefits          223.1           (16.6) <F3>                      206.5
Other operating expenses              502.5           (67.0) <F3>                      435.5
Policyholders' benefits               399.0          (255.6) <F3>                      143.4
--------------------------------------------------------------------------------------------
Total costs and expenses            1,124.6          (339.2)                           785.4
--------------------------------------------------------------------------------------------
Income before income taxes            287.0           (53.3)           27.6            261.3
Income taxes                           96.3           (18.5) <F4>       9.7  <F4>       87.5
--------------------------------------------------------------------------------------------
Net income                         $  190.7         $ (34.8)         $ 17.9         $  173.8
============================================================================================

Explanation of pro forma adjustments:

<F1>   Represents investment income for the nine months ended September 30, 1995 on proceeds received in the form of preferred stock from the sale of certain product lines of AHLIC.

<F2>   Represents reduction of interest expense for the nine months ended September 30, 1995 from use of cash proceeds from the sale of certain product lines of AHLIC to reduce senior and senior subordinated debt.

<F3>   Represents the reduction of income and expenses related to the sale of certain product lines of AHLIC for the nine months ended September 30, 1995 had the sales of assets and liabilities taken place on
       January 1, 1995.

<F4>   Represents the net effect of the pro forma adjustments at statutory income tax rates.

/TABLE

Household Finance Corporation and Subsidiaries
Pro Forma Unaudited Consolidated Balance Sheet
At September 30, 1995
In millions.

------------------------------------------------------------------------------------------------
                                              Historical                               Household
                                               Household                                 Finance
                                                 Finance       Pro Forma             Corporation
                                             Corporation     Adjustments               Pro Forma
------------------------------------------------------------------------------------------------
ASSETS
------
Cash                                           $   408.8       $    (4.7) <F1>
                                                                   525.0  <F2>
                                                                  (525.0) <F3>         $   404.1
Investment securities                            7,650.5        (5,657.6) <F1>
                                                                    50.0  <F2>           2,042.9
Receivables, net                                12,874.3                                12,874.3
Advances to parent company and affiliates           78.3                                    78.3
Deferred insurance policy acquisition costs        468.1          (450.1) <F1>              18.0
Acquired intangibles                               313.4                                   313.4
Properties and equipment                           320.3           (16.6) <F1>             303.7
Real estate owned                                  108.7                                   108.7
Other assets                                       752.6           (59.3) <F1>             693.3
------------------------------------------------------------------------------------------------
Total assets                                   $22,975.0       $(6,138.3)              $16,836.7
================================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Debt:
  Commercial paper, bank and other borrowings  $ 4,144.2                               $ 4,144.2
  Senior and senior subordinated debt (with
    original maturities over one year)           8,397.4       $  (525.0) <F3>           7,872.4
------------------------------------------------------------------------------------------------
Total debt                                      12,541.6          (525.0)               12,016.6

Insurance policy and claim reserves              6,959.7        (5,538.6) <F1>           1,421.1

Other liabilities                                1,333.0           (74.7) <F1>           1,258.3
------------------------------------------------------------------------------------------------
Total liabilities                               20,834.3        (6,138.3)               14,696.0
------------------------------------------------------------------------------------------------
Preferred stock                                    100.0                                   100.0
------------------------------------------------------------------------------------------------
Common shareholder's equity:
  Common stock and paid-in capital                 691.2                                   691.2
  Retained earnings                              1,350.5                                 1,350.5
  Foreign currency translation adjustments          (8.4)                                   (8.4)
  Unrealized gain on investments, net                7.4                                     7.4
------------------------------------------------------------------------------------------------
Total common shareholder's equity                2,040.7                                 2,040.7
------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity     $22,975.0       $(6,138.3)              $16,836.7
================================================================================================
Explanation of pro forma adjustments:

<F1>   Represents the assets and liabilities of the sold product lines of AHLIC at September 30, 1995.

<F2>   Represents the proceeds from sale of certain product lines of AHLIC (estimated for purposes of these statements to be $525 million of cash and $50 million of preferred stock).

<F3>   Represents use of cash proceeds of sale of certain product lines of AHLIC to reduce debt.

/TABLE

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                            SIGNATURE
                            ---------

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HOUSEHOLD FINANCE CORPORATION
                                       (Registrant)


                                 By:  /s/ David A. Schoenholz
                                      ----------------------------
                                      David A. Schoenholz
                                      Vice President -
                                      Chief Accounting Officer and
                                      Chief Financial Officer,
                                      Director and on behalf of
                                      Household Finance Corporation


Dated:  December 18, 1995
        -----------------